Ex 10.272

THIRD AMENDMENT TO REVOLVING LINE OF CREDIT LOAN AGREEMENT

THIS THIRD AMENDMENT TO REVOLVING LINE OF CREDIT LOAN AGREEMENT (as such agreement may be amended, restated, replaced, supplemented or otherwise modified from time to time, this “Amendment”), dated as of April 18, 2023 (the “Amendment Effective Date”), is between LEGENDARY A-1 BONDS LLC, a Delaware limited liability company, having an address at 1635 43rd Street, Suite 205, Fargo, North Dakota 58103 (“Lender”), and LODGING FUND REIT III OP, LP, a Delaware limited partnership, having an address at 1635 43rd Street, Suite 205, Fargo, North Dakota 58103 (“Borrower”).

W I T N E S S E T H:

WHEREAS, on or about August 9, 2022, Lender made a revolving line of credit loan to Borrower in the maximum principal amount of $5,000,000.00 (the “Loan”), and in connection with such Loan, Lender and Borrower entered into that certain Revolving Line of Credit Loan Agreement dated as of August 9, 2022, as amended by (i) that certain First Amendment to Revolving Line of Credit Loan Agreement dated as of December 21, 2022, increasing the maximum principal amount of the Loan to $7,500,000.00, and (ii) that certain Second Amendment to Revolving Line of Credit Loan Agreement dated as of January 12, 2023, increasing the maximum principal amount of the Loan to $10,000,000.00 (as amended, the “Loan Agreement”).  Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Loan Agreement; and

WHEREAS, the Loan is evidenced by that certain Second Amended and Restated Promissory Note dated as of January 12, 2023, executed by Borrower in favor of Lender, in the maximum principal amount of $10,000,000.00 (the “Note”); and

WHEREAS, the parties now desire to amend the Loan Agreement to provide for a modified Loan Commitment Amount, and to provide for certain other matters as set forth herein.

NOW, THEREFORE, the parties hereto hereby amend the Loan Agreement and the Loan Documents as follows:

1.Recitals.  The parties hereto acknowledge and agree that the recitals set forth above are true and correct and are incorporated herein by this reference; provided, however, that such recitals shall not be deemed to modify the express provisions hereinafter set forth.
2.Loan Commitment Amount; Revolving Loan.  From and after the Amendment Effective Date, the Loan Commitment Amount shall be increased to the sum of THIRTEEN MILLION THREE HUNDRED THOUSAND AND 00/100 DOLLARS ($13,300,000.00), and the definition of “Revolving Loan” shall be revised to mean “that certain revolving loan made available to Borrower in the maximum principal amount of THIRTEEN MILLION THREE HUNDRED THOUSAND AND 00/100 DOLLARS ($13,300,000.00) and being more particularly described in Section 2.1 of this Loan Agreement.”
3.Amended and Restated Promissory Note.  On the Amendment Effective Date and as a condition to the agreements of Lender contained in this Amendment, Borrower shall execute and deliver to Lender a Third Amended and Restated Promissory Note in the amount of THIRTEEN MILLION THREE HUNDRED THOUSAND AND 00/100 DOLLARS ($13,300,000.00) (the “Third A&R Note”).  Thereafter, all references in the Loan Agreement to the “Note” and/or the “Revolving Note” shall mean and refer to such Third A&R Note.
4.Security Agreement.  From and after the Amendment Effective Date, the Collateral (as defined in Section 2.3 of the Loan Agreement) is increased to one million three hundred thirty thousand (1,330,000) unissued and not outstanding Common Limited Partnership Units in Borrower.
5.Use of Proceeds.  From and after the Amendment Effective Date, Section 2.4 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:  “The Loan is and shall be a “business loan”.  The funds advanced by Lender under the Revolving Note will be used solely to provide funding for new real property acquisitions (and related closing costs).”
6.Borrower’s Representations and Warranties.  Borrower hereby reaffirms all of the representations and warranties set forth in the Loan Agreement, and further represents and warrants to Lender that (a) the execution and delivery of this Amendment do not contravene, result in a breach of, or constitute a default under, any mortgage, loan agreement, indenture or other contract or agreement to which it is a party or by which it or any of its properties may be bound (nor would such execution and delivery constitute such a default with the passage of time or the giving of notice or both), and do not violate or contravene any law, order, decree, rule, regulation or restriction to which Borrower is subject; (b) this Amendment constitutes a legal, valid and binding obligation enforceable in accordance with its terms; (c) the execution and delivery of, and performance under, this Amendment are within its power and authority without the joinder or consent of any other party and have been duly authorized by all requisite action, and are not in contravention of any law, or its constituent documents or of any indenture, agreement or undertaking to which it is a party or by which

Ex 10.272

it is bound; (d) upon execution of this Amendment by all parties, there exists no Event of Default under the Loan Agreement; (e) there are no offsets, claims, counterclaims, cross-claims or defenses with respect to its obligations under the Loan Agreement or the Note; and (f) it is duly organized and legally existing in good standing under the laws of the state of its organization, is duly qualified to do business in the jurisdiction in which it does business, and has not been dissolved.  Borrower agrees to indemnify and hold Lender harmless against any loss, claim, damage, liability or expense (including, without limitation, attorneys’ fees) incurred as a result of any representation or warranty herein which proves to be untrue or inaccurate in any respect, and any such occurrence shall constitute an Event of Default under the Loan Agreement.
7.Renewal; Lien Continuation; No Novation.  Borrower hereby renews its obligations under the Loan Agreement and promises to pay and perform all its obligations therein, as modified by this Amendment. All liens in favor of Lender securing the Loan are hereby ratified and confirmed as valid, subsisting and continuing to secure Borrower’s obligations under the Loan Agreement, as modified hereby. Nothing herein shall in any manner diminish, impair, waive or extinguish Borrower’s obligations or the liens evidenced and created by the Loan Agreement or the Note. The execution and delivery of this Amendment shall not constitute a novation of the debt evidenced and secured by the Loan Agreement and the Note.
8.Default.  A default under this Amendment shall constitute an Event of Default under the Loan Agreement.
9.Miscellaneous.  To the extent of any conflict between the Loan Agreement, the Note and this Amendment, this Amendment shall control. Unless specifically modified hereby, all terms of the Loan Agreement and the Note shall remain in full force and effect. This Amendment (a) shall bind and benefit the parties hereto and their respective heirs, beneficiaries, administrators, executors, receivers, trustees, successors and assigns; (b) shall be governed by the laws of the State of North Dakota and United States federal law; and (c) may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when executed and delivered, shall constitute an original agreement enforceable against all who signed it without production of or accounting for any other counterpart, and all separate counterparts shall constitute the same agreement.

[Signature Pages Follow.]

Ex 10.272

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the Amendment Effective Date first above written.

BORROWER:

LODGING FUND REIT III OP, LP,

a Delaware limited partnership, its sole member

By:          Lodging Fund REIT III, Inc.,

a Maryland corporation, its general partner

By:/s/ Samuel C. Montgomery

Name:  Samuel C. Montgomery

Title:  Chief Financial Officer

LENDER:

LEGENDARY A-1 BONDS, LLC,

a Delaware limited liability company

By:/s/ Corey R. Maple

Name: Corey R. Maple

Title: Manager